UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2013

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1225 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2013, Diamondback Energy, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at 6300 Waterford Boulevard, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

Proposal 1

Steven E. West, Travis D. Stice, Michael P. Cross, David L. Houston and Mark L. Plaumann were elected to continue to serve as the Company’s directors until the 2014 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Withheld	Non-Votes
Steven E. West	32,876,725	539,131	198,804
Travis D. Stice	33,096,913	318,943	198,804
Michael P. Cross	33,299,490	116,366	198,804
David L. Houston	32,335,157	1,080,699	198,804
Mark L. Plaumann	33,313,840	102,016	198,804

Proposal 2

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013 was ratified. The results of the vote on Proposal 2 were as follows:

For	Against	Abstain
33,599,213	3,000	12,447

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: June 6, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer